Exhibit 10.2

SHAREHOLDERS AGREEMENT

among

NATURAL PLANT EXTRACT OF CALIFORNIA, INC.

and

EACH PERSON IDENTIFIED ON SCHEDULE A

dated as of June 5, 2020

Shareholders Agreement

This Shareholders Agreement (this “Agreement”), dated as of June 5, 2020 (the “Effective Date”), is entered into among Natural Plant Extract of California, Inc., a California Company (the “Company”), each Person identified on Schedule A hereto as a Major Shareholder (each, a “Major Shareholder” and collectively, the “Major Shareholders”), each Person identified on Schedule A hereto as a Shareholder, and each other Person who after the date hereof acquires Shares of the Company and becomes a party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the Major Shareholders, the “Shareholders”).

RECITALS

WHEREAS, the Company has authorized 2,000,000 Shares;

WHEREAS, as of the date hereof, each Major Shareholder owns the number and percentage of the issued and outstanding Shares set forth opposite the Shareholder’s name on Schedule A hereto; and

WHEREAS, the Major Shareholders and the other parties hereto deem it in their best interests and in the best interests of the Company to set forth in this Agreement their respective rights and obligations in connection with their investment in the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings specified or referenced in this Article I.

“Acceptance Notice” has the meaning set forth in Section 4.01(c).

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of: (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles of Incorporation” means the restated articles of incorporation of the Company, as filed on March 21, 2019 with the Secretary of State of the State of California, and as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Board” has the meaning set forth in Section 2.01(a).

“Business” means the manufacture and distribution of various cannabis products.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of California are authorized or required to close.

“By-Laws” means the by-laws of the Company, as amended, modified, supplemented, or restated from time to time in accordance with the terms of this Agreement.

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 5.04(a).

“CGCL” means the California General Company Law, as amended from time to time and including any successor legislation thereto and any regulations promulgated thereunder.

“Director” has the meaning set forth in Section 2.01(a).

“Effective Date” has the meaning set forth in the preamble.

“Excluded Securities” means any Shares or other equity securities issued in connection with: (a) a grant to any existing or prospective consultants, employees, officers, or Directors pursuant to any stock option, employee stock purchase, or similar equity-based plans or other compensation agreement; (b) the exercise or conversion of options to purchase Shares, or Shares issued to any existing or prospective consultants, employees, officers, or Directors pursuant to any stock option, employee stock purchase, or similar equity-based plans or any other compensation agreement; (c) any acquisition by the Company of the shares of stock, assets, properties, or business of any Person; (d) any merger, consolidation, or other business combination involving the Company; (e) a share split, share dividend, or any similar recapitalization; or (f) any issuance of Financing Equity where such Financing Equity, together with all then outstanding Financing Equity, is not equal to, and is not convertible into, an aggregate of more than five percent (5%) of the outstanding Shares on a fully diluted basis at the time of the issuance of such Financing Equity, in each case, approved in accordance with the terms of this Agreement.

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“Exercise Period” has the meaning set forth in Section 4.01(c).

“Exercising Shareholder” has the meaning set forth in Section 4.01(d).

“Family Member” means with respect to any Shareholder that is a natural person, such Shareholder’s Spouse, parent, sibling, descendant (including adoptive relationships and stepchildren), and the Spouses of each such natural persons.

“Financing Equity” means any Shares, warrants, or other similar rights to purchase Shares issued to lenders or other institutional investors (excluding the Shareholders) in any arm’s length transaction providing debt financing to the Company.

“Fiscal Year” means, for financial accounting purposes, January 1 to December 31. “Government Approval” means any authorization, consent, approval, waiver,

exception, variance, order, exemption, publication, filing, declaration, concession, grant,

franchise, agreement, permission, permit, or license of, from, or with any Governmental Authority, the giving of notice to, or registration with, any Governmental Authority, or any other action in respect of any Governmental Authority.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governing Documents” means the Articles of Incorporation and the By-Laws. “Initial Public Offering” means any offering of Shares pursuant to a registration statement filed in accordance with the Securities Act.

“Major Shareholders” has the meaning set forth in the preamble. “Issuance Notice” has the meaning set forth in Section 4.01(b).

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

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“Lien” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever.

“Marital Relationship” means a civil union, domestic partnership, marriage, or any other similar relationship that is legally recognized in any jurisdiction.

“New Securities” has the meaning set forth in Section 4.01(a).

“Non-Exercising Shareholder” has the meaning set forth in Section 4.01(d).

“Offered Shares” has the meaning set forth in Section 3.02(a).

“Offering Shareholder” has the meaning set forth in Section 3.02(a).

“Offering Shareholder Notice” has the meaning set forth in Section 3.02(b).

“Over-Allotment Exercise Period” has the meaning set forth in Section 4.01(d).

“Over-Allotment New Securities” has the meaning set forth in Section 4.01(d).

“Over-Allotment Notice” has the meaning set forth in Section 4.01(d).

“Permitted Transferee” means with respect to any Shareholder that is an entity, any Affiliate of such Shareholder, and with respect to any Shareholder who is an individual: (a) such Shareholder’s Family Member; (b) a trust under which the distribution of Shares may be made only to such Shareholder and/or any Family Member of such Shareholder; (c) a charitable remainder trust, the income from which will be paid to such Shareholder during his or her life;

(d)  a Company, partnership, or limited liability company, the Shareholders, partners, or members of which are only such Shareholder and/or Family Members of such Shareholder; or (e) such Shareholder’s executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries by will or by the laws of intestate succession.

“Person” means an individual, Company, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Preemptive Pro Rata Portion” has the meaning set forth in Section 4.01(c).

“Proposed Sale” has the meaning set forth in Section 5.02.

“Prospective Purchaser” has the meaning set forth in Section 4.01(b).

“Purchasing Shareholder” has the meaning set forth in Section 3.02(d).

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“Representative” means, with respect to any Person, any and all directors, managers, members, partners, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“ROFR Notice” has the meaning set forth in Section 3.02(d).

“ROFR Notice Period” has the meaning set forth in Section 3.02(d).

“Sale Event” means any of:

(a)               a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party; provided that, for the purpose of this definition, all shares of common stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of preferred outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, deemed to be converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of common stock are converted or exchanged; or

(b)               the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or, if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company, except where such sale, lease, transfer or other disposition is to the Company or one or more wholly owned subsidiaries of the Company.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Shares” means shares of common stock, no par value, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization.

“Spousal Consent” has the meaning set forth in Section 9.17.

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“Spouse” means a spouse, a party to a civil union, a domestic partner, a same-sex spouse or partner, or any individual in a Marital Relationship with a Shareholder.

“Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Supermajority Approval” means with respect to any matter that must be approved by the Shareholders pursuant to this Agreement: (a) the affirmative vote (including by way of written consent) of at least 66 2/3% of the issued and outstanding Shares; or (b) the approval of the Board, including the directors then in office representing the Major Shareholders pursuant to Section 2.01.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction: (a) does not, directly or indirectly, own or have the right to acquire any outstanding Shares; or (b) is not a Permitted Transferee of any Person who, directly or indirectly, owns or has the right to acquire any Shares.

“Transfer” means to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, gift, pledge, encumbrance, hypothecation, or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person. “Transfer” when used as a noun shall have a correlative meaning.

“Voting Agreement Matter” has the meaning set forth in Section 5.01.

“Waived ROFR Transfer Period” has the meaning set forth in Section 3.02(f).

ARTICLE II

MANAGEMENT AND OPERATION OF THE COMPANY

Section 2.01 Board of Directors.

(a)               Subject to Section 2.02, the Shareholders agree that the business and affairs of the Company shall be managed through a board of directors (the “Board”) consisting of at least three (3) members (each, a “Director”). When electing Directors to serve on the Board, each Major Shareholder shall have the right to designate one (1) Director, who shall initially be those individuals identified on Schedule B hereto, and each Director shall hold office until the next annual Shareholders’ meeting at which such Director’s successor is designated by the Major Shareholder that designated such Director as set forth in this Section 2.01(a).

(b)               Each Shareholder shall vote all Shares over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as Shareholder, director, member of a board committee, or officer of the Company, or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated by a Major Shareholder pursuant to Section 2.01(a).

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(c)               Each Major Shareholder shall have the right at any time to remove (with or without cause) any Director designated by such Major Shareholder for election to the Board and each other Shareholder shall vote all Shares over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as Shareholder, director, member of a board committee, or officer of the Company, or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to remove from the Board any individual designated by such Major Shareholder that such Major Shareholder desires to remove pursuant to this Section 2.01(c). Except as provided in the preceding sentence, unless a Major Shareholder otherwise consents in writing, no other Shareholder shall take any action to cause the removal of any Directors designated by such Major Shareholder.

(d)               In the event a vacancy is created on the Board at any time and for any reason (whether as a result of death, disability, retirement, resignation, or removal pursuant to Section 2.01(c)), the Major Shareholder that designated such Director shall have the right to designate a different individual to replace such Director and each other Shareholder shall vote all Shares over which such Shareholder has voting control and shall take all other necessary or desirable actions within such Shareholder’s control (including in its capacity as Shareholder, director, member of a board committee, or officer of the Company, or otherwise, and whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) to elect to the Board such individual designated by such Major Shareholder.

Section 2.02 Voting Arrangements. In addition to any vote or consent of the Board or the Shareholders of the Company required by Applicable Law, including the CGCL, without Supermajority Approval the Company shall not, and shall not enter into any commitment to:

(a)               amend, modify, or restate the Articles of Incorporation to increase or decrease by authorized Shares or create any new class of series of capital stock of the Company;

(b)               make any material change to the nature of the Business conducted by the Company;

(c)               declare or pay any dividend or otherwise make a distribution to holders of the Shares;

(d)               (i) subject to Section 4.01, issue or sell Shares or other equity securities of the Company to any Person; or (ii) enter into or effect any transaction or series of related transactions involving the repurchase, redemption, or other acquisition of Shares from any Person, in each case, other than any Excluded Securities approved in accordance with the terms of this Agreement or as otherwise contemplated by the terms of this Agreement;

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(e)               increase or decrease the number of directors of the Company other than in compliance with this Agreement;

(f)                enter into or effect any transaction or series of related transactions involving the sale, lease, license, exchange, or other disposition (including by merger, consolidation, sale of shares of stock, or sale of assets) by the Company of all or substantially of its assets;

(g)               wind up, dissolve, liquidate, or terminate the Company or initiate a bankruptcy proceeding involving the Company.

Section 2.03 Board Observer Rights. As long as Betterworld Ventures, LLC (“BWV”) continues to be a Major Shareholder, the Company shall invite a representative of BWV to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its Directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest. This nonvoting observer shall be in addition to BWV’s right to appoint a director pursuant to Section 2.01.

ARTICLE III
TRANSFER OF INTERESTS

Section 3.01 General Restrictions on Transfer.

(a)               Except as permitted pursuant to Section 3.01(b) or in accordance with the procedures described in Section 3.02, each Shareholder agrees that such Shareholder will not, directly or indirectly, voluntarily or involuntarily, Transfer any of its Shares.

(b)               The provisions of Section 3.01(a) and Section 3.02 shall not apply to any of the following Transfers by any Shareholder of any of its Shares:

(i)                 to a Permitted Transferee; or

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(ii)               pursuant to a merger, consolidation, or other business combination of the Company with a Third-Party Purchaser that has been approved in compliance with Section 2.02(f) or Section 2.02(g).

(c)               In addition to any legends required by Applicable Law, each certificate representing the Shares of the Company now owned or that may hereafter be acquired by the Shareholders shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT AMONG THE COMPANY AND ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(d)               Prior notice shall be given to the Company by a Shareholder of any Transfer of Shares, including Transfers to a Permitted Transferee. Prior to consummation of any Transfer by any Shareholder of any of its Shares, including a Transfer to a Permitted Transferee or a Third Party Purchaser, such Shareholder shall cause: (i) any transferee who is not already a party to this Agreement to execute and deliver to the Company a Joinder Agreement in which such transferee agrees to be bound by the terms and conditions of this Agreement; and (ii) if the transferee is an individual, any Spouse of such transferee to execute and deliver to the Company a Spousal Consent. Upon any Transfer of Shares by any Shareholder, in accordance with this Section 3.01(d) and the other terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

(e)               Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Shares: (i) except as permitted under the Securities Act and other applicable federal or state securities laws, and then, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act; (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company. In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority.

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(f)                Any Transfer or attempted Transfer of any Shares in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Shares for all purposes of this Agreement and the Governing Documents of the Company.

(g)               This Agreement shall cover all of the Shares now owned or hereafter acquired by the Shareholders while this Agreement remains in effect.

Section 3.02 Right of First Refusal.

(a)               If at any time a Shareholder (such Shareholder, an “Offering Shareholder”) receives a bona fide offer from any Third Party Purchaser to purchase all or any portion of the Shares (the “Offered Shares”) owned by the Offering Shareholder and the Offering Shareholder desires to Transfer the Offered Shares (other than Transfers that are permitted by Section 3.01(b)), then the Offering Shareholder must first make an offering of the Offered Shares to each other Shareholder in accordance with the provisions of this Section 3.02.

(b)               The Offering Shareholder shall, within five (5) Business Days of receipt of the offer from the Third-Party Purchaser, give written notice (the “Offering Shareholder Notice”) to the Company and the other Shareholders stating that it has received a bona fide offer from a Third-Party Purchaser and specifying:

(i)                 the number of Offered Shares to be Transferred by the Offering Shareholder;

(ii)	the name of the Third-Party Purchaser;

(iii)            the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv)             the proposed date, time, and location of the closing of the Transfer, which shall not be less than sixty (60) days from the date of the Offering Shareholder Notice.

The Offering Shareholder Notice shall constitute the Offering Shareholder’s offer to Transfer the Offered Shares to the other Shareholders, which offer shall be irrevocable until the end of the ROFR Notice Period.

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(c)               By delivering the Offering Shareholder Notice, the Offering Shareholder represents and warrants to the Company and to each other Shareholder that: (i) the Offering Shareholder has full right, title, and interest in and to the Offered Shares; (ii) the Offering Shareholder has all the necessary power and authority and has taken all necessary action to Transfer such Offered Shares as contemplated by this Section 3.02; and (iii) the Offered Shares are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(d)               Upon receipt of the Offering Shareholder Notice, each Shareholder shall have ten (10) Business Days (the “ROFR Notice Period”) to elect to purchase all (but not less than all) of the Offered Shares by delivering a written notice (a “ROFR Notice”) to the Offering Shareholder and the Company stating that it offers to purchase such Offered Shares on the terms specified in the Offering Shareholder Notice. Any ROFR Notice shall be binding upon delivery and irrevocable by the applicable Shareholder. If more than one Shareholder delivers a ROFR Notice, each such Shareholder (the “Purchasing Shareholder”) shall be allocated its pro-rata portion of the Offered Shares, which shall be based on the proportion of the number of Shares such Purchasing Shareholder owns relative to the total number of Shares all of the Purchasing Shareholders own.

(e)               Each Shareholder that does not deliver a ROFR Notice during the ROFR Notice Period shall be deemed to have waived all of such Shareholder’s rights to purchase the Offered Shares under this Section 3.02, and the Offering Shareholder shall thereafter, subject to the rights of any Purchasing Shareholder, be free to sell the Offered Shares to the Third Party Purchaser in the Offering Shareholder Notice without any further obligation to such Shareholder pursuant to this Section 3.02.

(f)                If no Shareholder delivers a ROFR Notice in accordance with Section Section 3.02(d), the Offering Shareholder may, during the sixty (60) day period immediately following the expiration of the ROFR Notice Period, which period may be extended for a reasonable time not to exceed thirty (30) days, to the extent reasonably necessary to obtain any required Government Approvals (the “Waived ROFR Transfer Period”) (and subject to the requirements of Section 3.01(d)), Transfer all of the Offered Shares to the Third Party Purchaser on terms and conditions no more favorable to the Third Party Purchaser than those set forth in the Offering Shareholder Notice. If the Offering Shareholder does not Transfer the Offered Shares within such period or, if applicable, within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be Transferred to the Third- Party Purchaser unless the Offering Shareholder sends a new Offering Shareholder Notice in accordance with, and otherwise complies with, this Section 302.

(g)               Each Shareholder shall take all actions as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.02, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

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(h)               The Offering Shareholder and any Purchasing Shareholder shall consummate a Transfer pursuant to the ROFR Notice within thirty (30) days of delivery of the ROFR Notice. At the closing of any Transfer pursuant to this Section 3.02, the Offering Shareholder shall deliver to the Purchasing Shareholders a certificate or certificates representing the Offered Shares to be sold (if any), accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from such Purchasing Shareholders by certified or official bank check or by wire transfer of immediately available funds.

ARTICLE IV PREEMPTIVE RIGHTS

Section 4.01 Preemptive Rights.

(a)               The Company hereby grants to each Shareholder the right to purchase its pro rata portion of any new Shares (other than any Excluded Securities) (the “New Securities”) that the Company may from time to time propose to issue or sell to any party.

(b)               The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 4.01(a) to the Shareholders within five (5) Business Days following any action of the Board where any such issuance or sale is approved. The Issuance Notice shall, if applicable, identify any prospective purchaser (a “Prospective Purchaser”) seeking to purchase New Securities and set forth the material terms and conditions of the proposed issuance, including:

(i)                 the number and description of New Securities proposed to be issued and the percentage of the outstanding Shares, on a fully diluted basis, that such issuance would represent;

(ii)               any material rights and obligations afforded the holders of such New Securities;

(iii)            the proposed issuance date, which shall be at least twenty (20) days from the date of the Issuance Notice; and

(iv)	the proposed purchase price per share.

(c)               Each Shareholder shall for a period of ten (10) days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price set forth in the Issuance Notice, the amount of New Securities equal to the product of: (i) the total number of New Securities to be issued by the Company on the issuance date; and (ii) a fraction determined by dividing (A) the number of Shares owned by such Shareholder immediately prior to such issuance by (B) the total number of Shares outstanding on such date immediately prior to such issuance (the “Preemptive Pro Rata Portion”) by delivering a written notice to the Company (an “Acceptance Notice”). Such Shareholder’s election to purchase New Securities shall be binding and irrevocable. The failure of a Shareholder to deliver an Acceptance Notice by the end of the Exercise Period shall constitute a waiver of its rights under this Section 4.01 with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

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(d)               No later than five (5) days following the expiration of the Exercise Period, the Company shall notify each Shareholder in writing of the number of New Securities that each Shareholder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-Allotment Notice”). Each Shareholder exercising its right to purchase its Preemptive Pro Rata Portion of the New Securities in full (an “Exercising Shareholder”) shall have a right of over-allotment such that if any other Shareholder fails to exercise its right under this Section 4.01 to purchase its Preemptive Pro Rata Portion of the New Securities (each, a “Non-Exercising Shareholder”), such Exercising Shareholder may purchase all or any portion of such Non-Exercising Shareholder’s allotment (the “Over-Allotment New Securities”) by giving written notice to the Company setting forth the number of Over-Allotment New Securities that such Exercising Shareholder is willing to purchase within five (5) days of receipt of the Over-Allotment Notice (the “Over-Allotment Exercise Period”). Such Exercising Shareholder’s election to purchase Over-Allotment New Securities shall be binding and irrevocable. If more than one Exercising Shareholder elects to exercise its right of over-allotment, each Exercising Shareholder shall have the right to purchase the number of Over-Allotment New Securities it elected to purchase in its written notice; provided, that if the Over-Allotment New Securities are over-subscribed, each Exercising Shareholder shall purchase its pro rata portion of the available Over-Allotment New Securities based upon the relative Preemptive Pro Rata Portions of the Exercising Shareholders.

(e)               The Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to any New Securities not elected to be purchased pursuant to Section 4.01(c) and Section 4.01(d) above in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced), provided, such issuance or sale is closed within sixty (60) days after the expiration of the Over-Allotment Exercise Period; subject, however, to the extension of such sixty (60) day period for a reasonable time not to exceed thirty (30) days to the extent reasonably necessary to obtain any necessary Government Approvals or other required consents. Concurrent with any closing of such proposed issuance or sale of New Securities, the Company shall cause: (i) each proposed holder of such New Securities to execute and deliver to the Company a Joinder Agreement; and (ii) if such proposed holder is an individual, any Spouse of such proposed holder to execute and deliver to the Company a Spousal Consent. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Shareholders in accordance with the procedures set forth in this Section 4.01.

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(f)                The closing of any purchase by any Shareholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Upon the issuance or sale of any New Securities in accordance with this Section 4.01, the Company shall deliver share certificates (if any) evidencing the New Securities, which New Securities shall be issued free and clear of any Liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Shareholders and after payment therefor, duly authorized, validly issued, fully paid, and non-assessable. Each Exercising Shareholder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale, including entering into such additional agreements as may be necessary or appropriate.

ARTICLE V

DRAG ALONG RIGHT; MARKET STAND-OFF; CONFIDENTIALITY

Section 5.01 Drag Along Right. If a Sale Event of the Company (a “Voting Agreement Matter”) is approved by Supermajority Approval, then each Shareholder shall vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Shareholder in favor of, and adopt, such Voting Agreement Matter and to execute and deliver all related documentation and take such other action in support of the Voting Agreement Matter as may reasonably be requested by the Company to carry out the terms and provision of this Section 5.01, including executing and delivering instruments of conveyance and transfer or amendment, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 5.01 will not apply to a Sale Event if the other party involved in such Sale Event is an affiliate or shareholder of the Company holding more than ten percent (10%) of the voting power of the Company.

Section 5.02 Exceptions to Drag Along Right. Notwithstanding the foregoing, a Shareholder need not comply with Section 5.01 above in connection with any proposed Sale Event of the Company (the “Proposed Sale”) unless:

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(a)               any representations and warranties to be made by the Shareholder solely as a Shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares the Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable against the Shareholder in accordance with their respective terms and, (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, or judgment, order, or decree of any court or governmental agency;

(b)               the Shareholder will not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties, and covenants of the Company as well as breach by any Shareholder of any identical representations, warranties and covenants provided by all Shareholders);

(c)               the liability for indemnification, if any, of the Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Shareholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any identical representations, warranties, and covenants provided by all Shareholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Shareholder in connection with such Proposed Sale;

(d)               liability will be limited to the Shareholder's applicable share (determined based on the respective proceeds payable to each Shareholder) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to the Shareholder in connection with the Proposed Sale, except with respect to claims related to fraud by the Shareholder, the liability for which need not be limited as to the Shareholder; and

(e)               upon the consummation of the Proposed Sale, each holder of each class or series of the Company’s capital stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock.

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Section 5.03 Market Stand-Off Agreement. To the extent requested by the Company or an underwriter of securities of the Company, each Shareholder shall not sell or otherwise transfer or dispose of any Shares or other shares of stock of the Company then owned by such Shareholder (other than to donees or partners of the Shareholder who agree to be similarly bound) for up to 180 days following the effective date of any registration statement of the Company filed under the Securities Act. For purposes of this Section 5.03, “Company” includes any wholly-owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 5.03 and may impose stop transfer instructions with respect to the Shares and such other shares of stock of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Shareholder shall enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

Section 5.04 Confidentiality.

(a)               Each Shareholder acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information, and confidential information belonging to the Company and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents that the Company treats as confidential, in any format whatsoever (including oral, written, electronic, or any other form or medium) (collectively, “Confidential Information”). In addition, each Shareholder acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense, and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to Competitors or made available to the public. Without limiting the applicability of any other agreement to which any Shareholder is subject, each Shareholder shall, and shall cause its Representatives to, keep confidential and not, directly or indirectly, disclose or use (other than solely for the purposes of such Shareholder monitoring and analyzing its investment in the Company) at any time, including, without limitation, use for personal, commercial, or proprietary advantage or profit, either during its association with the Company or thereafter, any Confidential Information of which such Shareholder is or becomes aware. Each Shareholder in possession of Confidential Information shall, and shall cause its Representatives to, take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss, and theft.

(b)               Nothing contained in Section 5.04(a) shall prevent any Shareholder from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Shareholder; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories, or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Shareholders; (vi) to such Shareholder’s Representatives who, in the reasonable judgment of such Shareholder, need to know such Confidential Information and are under a similar duty of confidentiality to the Shareholder; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Shares from such Shareholder, as long as such potential Permitted Transferee agrees in writing to be bound by the provisions of this Section 5.04 as if a Shareholder before receiving such Confidential Information; provided, that in the case of clause (i), (ii), or (iii), such Shareholder shall notify the Company and other Shareholders of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Shareholders) and use reasonable efforts to cooperate with the Company to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

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(c)               The restrictions of Section 5.04(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or any of its Representatives in violation of this Agreement; (ii) is or has been independently developed or conceived by such Shareholder without use of Confidential Information; or (iii) becomes available to such Shareholder or any of its Representatives on a non-confidential basis from a source other than the Company, the other Shareholders, or any of their respective Representatives, provided, that such source is not known by the receiving Shareholder to be bound by a confidentiality agreement regarding the Company.

(d) The obligations of each Shareholder under this Section 5.04 shall survive (i) the termination, dissolution, liquidation, and winding up of the Company; and (ii) such Shareholder’s Transfer of its Shares.

ARTICLE VI

INFORMATION RIGHTS

Section 6.01 Financial Statements. In addition to, and without limiting any rights that a Shareholder may have with respect to inspection of the books and records of the Company under Applicable Laws, including the CGCL, the Company shall furnish to each Shareholder, the following information:

(a)               The Company shall furnish to each Major Shareholder when available (i) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year and an unaudited income or profit and loss statement, all prepared in accordance with generally accepted accounting principles and practices; and (ii) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter and an unaudited income or profit and loss statement, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

(b)               To the extent the Company is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports, and other periodic reports (without exhibits) prepared by the Company as soon as available.

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Section 6.02 Inspection Rights. The Company shall permit each Major Shareholder to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Shareholder.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to the Company and each other Shareholder that:

(a)               For each such Shareholder that is not an individual, such Shareholder is duly organized, validly existing, and in good standing under the laws of its state of formation.

(b)               Such Shareholder has full capacity and, for each such Shareholder that is not an individual, corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. For each such Shareholder that is not an individual, the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Shareholder. Such Shareholder has duly executed and delivered this Agreement.

(c)               This Agreement constitutes the legal, valid, and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby require no action by, or in respect of, or filing with, any Governmental Authority.

(d)               The execution, delivery, and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in any violation or breach of any provision of any of the governing documents of such Shareholder; (ii) conflict with or result in any violation or breach of any provision of any Applicable Law; or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Shareholder is a party.

(e)               Except for this Agreement, such Shareholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Shares, including agreements or arrangements with respect to the acquisition or disposition of the Shares or any interest therein or the voting of the Shares (whether or not such agreements and arrangements are with the Company or any other Shareholder).

(f)                Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof).

ARTICLE VIII

TERM AND TERMINATION

Section 8.01 Termination. This Agreement shall terminate upon the earliest of:

(a)               the consummation of an Initial Public Offering;

(b)	the consummation of a Sale Event;

(c)               the consummation of a merger or other business combination involving the Company whereby the Shares become listed or admitted to trading on the Nasdaq Stock Market, the New York Stock Exchange, or another national securities exchange;

(d)	the date on which none of the Shareholders holds any Shares;

(e)	the termination, dissolution, liquidation, or winding up of the Company; or

(f)	the agreement of the Shareholders constituting Supermajority Approval.

Section 8.02 Effect of Termination.

(a)               The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect:

(i)                 the existence of the Company;

(ii)               the obligation of any party to this Agreement to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii)            the rights which any Shareholder may have by operation of law as a Shareholder of the Company; or

(iv)             the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)               The following provisions shall survive the termination of this Agreement: Section 5.04, this Section 8.02, and Article IX.

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ARTICLE IX MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Shareholder hereby agrees, at the request of the Company or any other Shareholder, to execute and deliver such additional documents, certificates, instruments, conveyances, and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 9.03 Release of Liability. Except as otherwise provided herein, in the event any Shareholder Transfers all the Shares held by such Shareholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Shareholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer.

Section 9.04 Notices.

(a)               All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified (with verification of receipt), (ii) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(b)               Such communications in Section 9.04(a) must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

(i)                 if to the Company, at its principal office address;

(ii)                 if to a Shareholder, at the address set forth on Schedule A attached hereto;

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(iii)            if to a Permitted Transferee of Shares or any other Shareholder other than the Major Shareholders (A) at the address set forth on the respective Joinder Agreement executed by such party; or (B) if an address is neither set forth on such Joinder Agreement nor provided to the Company in a notice given in accordance with this Section 9.04, at such party’s last known address; and

(iv)             if to the Spouse of a Shareholder: (A) if applicable, in care of the Spouse’s attorney of record at the attorney’s address; or (B) if the Spouse is unrepresented, at the Spouse’s last known address.

Section 9.05 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.06 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

Section 9.07 Entire Agreement. This Agreement and the Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Governing Document, the Shareholders and the Company shall, to the extent permitted by Applicable Law, amend such Governing Document to comply with the terms of this Agreement.

Section 9.08 Successors and Assigns; Assignment. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. This Agreement may not be assigned by any Shareholder except as permitted in this Agreement (or as otherwise consented to in writing by all the other Shareholders prior to the assignment) and any such assignment in violation of this Agreement shall be null and void.

Section 9.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 9.10 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an instrument in writing executed by the Company and the Shareholders constituting Supermajority Approval. Any such written amendment, modification, or supplement will be binding upon the Company and each Shareholder.

Section 9.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.12 Governing Law. This Agreement, including all Exhibits and Schedules hereto, and all matters arising out of or relating to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

Section 9.13 Submission to Jurisdiction. Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the federal and state courts located in San Diego County, California for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement.

Section 9.14 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 9.15 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 9.17 Spousal Consent. Each Shareholder who has a Spouse on the date of this Agreement shall cause such Shareholder’s Spouse to execute and deliver to the Company a consent in the form of Exhibit B hereto (a “Spousal Consent”), pursuant to which the Spouse acknowledges that he or she has read and understood the Agreement and agrees to be bound by its terms and conditions. If any Shareholder should marry or engage in a Marital Relationship following the date of this Agreement, such Shareholder shall cause his or her Spouse to execute and deliver to the Company a Spousal Consent within thirty (30) days thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the Effective Date.

The Company:

Natural Plant Extract of California, Inc., a California corporation

By:   /s/ Alan Tsai

Alan Tsai, Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the Effective Date.

The Major Shareholders:

Betterworld Ventures, LLC, a California limited liability company

Name: Paul Garrett, Sole Trustee of the Paul Garrett 1994 Revocable Trust

By:   /s/ Paul Garrett

Title: Manager and Sole Member

/s/ Alan Tsai

Alan Tsai

/s/ Robert Hymers III

Robert Hymers III

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the Effective Date.

The Shareholders:

Marijuana Company of America, Inc., a Utah corporation

By: /s/ Jesus Quintero

Name: Jesus Quintero

Title: CEO

SCHEDULE A

SHAREHOLDERS

Name	MS / S1	Shares	Address
Alan Tsai	MS	400,000	1100 Wilshire Blvd., Apt. 2808 Los Angeles, CA 90017
Robert Hymers III	MS	400,000	520 S. Grand Ave., Ste. 320 Los Angeles, CA 90071
Betterworld Ventures, LLC	MS	566,667	3594 Via Zara Fallbrook, CA 92028
Marijuana Company of America, Inc.	S	50,000	1340 West Valley Parkway, Ste. 205 Escondido, CA 92029

1 Major Shareholder or Shareholder

 SCHEDULE B

DIRECTORS

Director Nominee	Major Shareholder
Alan Tsai	Alan Tsai
Robert Hymers III	Robert Hymers III
Paul Garrett	Betterworld Ventures, LLC

 EXHIBIT A

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

Reference is hereby made to the Shareholders Agreement, dated June 5, 2020, (as amended from time to time, the “Shareholders Agreement”), by and among Alan Tsai, Robert Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and Natural Plant Extract of California, Inc., a California corporation (the “Company”). Pursuant to and in accordance with Sections 3.01(d) and 4.01(e) of the Shareholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Shareholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders Agreement as though an original party thereto and shall be deemed to be a Shareholder of the Company for all purposes thereof.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Shareholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [DATE].

[TRANSFEREE STOCKHOLDER]

By: ________________________

Name:

Title: